Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42736 on Form S-8 of our report dated September 26, 2011, appearing in this Annual Report on Form 11-K of the H&R Block, Inc. 2000 Employee Stock Purchase Plan for the year ended June 30, 2011.

/s/ Deloitte & Touche, LLP

Kansas City, Missouri

September 26, 2011

8